EXHIBIT 10.3(b)

AMENDMENT TO THE MANAGEMENT AGREEMENT

This AMENDMENT dated as of the 28th day of July 2011 to the MANAGEMENT AGREEMENT made as of the 20th day of April 2011 among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), COMMODITY ADVISORS FUND L.P., a Delaware limited partnership (the “Partnership”) and AVENTIS ASSET MANAGEMENT, LLC (formerly MISFIT FINANCIAL GROUP, LLC), a California limited liability company (the “Advisor”).

W I T N E S S E T H:

WHEREAS, CMF, the Partnership and the Advisor are parties to a Management Agreement dated as of April 20, 2011 (the “Management Agreement”);

WHEREAS, the Advisor has (i) changed its name to Aventis Asset Management, LLC, and (ii) changed the name of its trading program from the Misfit Barbarian Program to the Barbarian Program; and

WHERAS, CMF, the Partnership and the Advisor wish to amend the Management Agreement dated as of April 20, 2011 (the “Management Agreement”).

NOW, therefore, the parties agree as follows:

1. Effective September 1, 2011, all references in the Management Agreement to the Advisor shall refer to Aventis Asset Management, LLC.

2. Effective September 1, 2011, all references in the Management Agreement to the Program shall refer to the Barbarian Program.

3. In all other respects the Management Agreement remains unchanged and of full force and effect.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By	/s/ Walter Davis
Walter Davis
President

COMMODITY ADVISORS FUND L. P.

By: Ceres Managed Futures LLC (General Partner)

By	/s/ Walter Davis
Walter Davis
President

AVENTIS ASSET MANAGEMENT, LLC

By	/s/ Byung Chung
Byung Chung
Managing Director